(101127.1)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): December 3, 1997


              Worlds Inc.(formerly Academic Computer Systems, Inc.)
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         New Jersey                                           22-1848316
        ------------                                         ------------
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)





15 Union Wharf, Boston, MA                                    02109
--------------------------                                    -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


Registrant's telephone number, including area code: (617) 725-8900
                                                   -----------------



Academic Computer Systems, Inc.
c/o Unity Venture Capital Associates Ltd.
245 Fifth Avenue, New York, New York 10016
------------------------------------------
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  As stated in Item 1 above, the Company acquired, through a merger, all of the assets (and liabilities) of WAC which had previously, but almost simultaneously, acquired all of the assets (and liabilities) of Worlds. The acquisition was accomplished by the Company issuing an aggregate of 14,200,000 shares of its common stock to the former shareholders of WAC (which then included the former shareholders of Worlds and WAC and the investors in WAC's financing) and 425,000 shares as a financial advisory fee.

                  Since prior to the Mergers, the Company was inactive with no business activities, the business of the Company will now be the business of Worlds and WAC. As used herein, the term "Company" means the currently constituted Company following the Mergers.

         WAC was engaged in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Worlds.

         The Company intends to (i) produce interactive, 3D, music related web sites and (ii) distribute access to these web sites on compact discs of various recording artists via traditional retail record outlets, working in conjunction with major record labels.

         The Company believes it can combine 3D Internet technology with the extra available capacity on the CD to create an interactive experience for the CD purchaser. By utilizing the Company's technology distributed on a CD+ (a standard CD with its excess memory carrying a "bonus" as an enhancement), a consumer using the CD ROM drive of his computer and an internet access or services provider could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would give away free concert tickets, among other things.

         Worlds under its previous management, and the record labels in their use of CD+, have not been able to generate meaningful revenues from their products or services. The Company perceives a unique opportunity to combine Worlds' technology with a unique

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distribution methodology in CD+ which, if successfully implemented, would lead to a concrete revenue generation model. The Company anticipates generating revenues, and in some instances, revenue sharing with recording labels and artists, from (i) VIP on-line subscriber membership which will enable subscribers to enter special areas, (ii) selling merchandise of the artist on the site, and (iii) advertising on the sites.

         Worlds was formed with the intention of creating servers, 3D browsers, and 3D toolsets to aid programmers in the creation of unique 3D user experiences on the Internet that would be sold or offered as turnkey solutions, such as custom production of 3D environments on the Internet. Worlds expected that it would host newly created 3D environments on its own computers and charge license fees to the owners of such 3D environments. This market did not develop as rapidly as Worlds had anticipated. Until meaningful 3D Internet license fees could be developed using Worlds' technology, Worlds entered the custom production business to showcase its 3D Internet technology, hiring as many as 60 full-time artists and independent contractors, integrators, and producers to help create 3D virtual Internet environments or other experiences for companies such as, among others, Steven Spielberg's Starbright Worlds, IBM, Visa International, MGM, Disney, and Tandem Computers Inc. ("Tandem").

         In December 1996, after almost all of Worlds' funds had been depleted, including approximately $17 million in equity financing,Pearson Inc. and Tandem loaned Worlds $1.5 million to sustain Worlds until such time as new capital could be invested in Worlds or Worlds could be acquired.

         Recognizing the extent of its poor and rapidly deteriorating financial condition, in late 1996, Worlds began substantial layoffs to reduce costs. In March 1997, Worlds' Board of Directors decided to retain an outside crisis management organization, as Worlds' general manager, which determined to proceed with the transactions with WAC (including the financing) and the Company.

         From inception in April 1994 through 1997, Worlds' operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, and research and development. In the third quarter of 1996, Worlds launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0 and began selling the client interface software through direct sales channels. In October of 1996, Worlds introduced its first commercial toolset for developing 3D multi-user applications.


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         Worlds did not generate any meaningful revenues, and the company will not generate any meaningful revenues until after the company successfully completes development and market testing of Worlds Platinum (the Company's newest 3D toolset, as further described below) and its 3D Internet music sites, and attracts and retains a significant number of subscribers. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers to generate meaningful revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

         The Company has developed a highly focused and phased market entry strategy that will pursue two key applications segments. First, developing proprietary 3D music sites for record companies, record labels, and recording artists, and second, Strategic Partnership Alliances/Technology licensing. The former would provide revenues from advertising on the music sites of World Center and the recording artist, merchandise sales and VIP Tier Level Subscription sales and the latter through fees and royalties.

         In order for the Company to develop sales, it is imperative that relationships be developed between the Company and record companies, record labels (which are either owned and/or distributed by the record companies or independently owned), and the recording artist or group and their management companies.

         While it is best to have the full commitment and support of all the abovementioned in implementing the Company's artist site program on an enhanced CD or CD+, the Company believes that record company support is the most important because with their commitment to a particular effort or format, the record company can give the Company access to labels it either owns and/or distributes and the hundreds of artists that record for these labels.

         Toward this end, during the second and third quarters of 1997 and prior to the mergers, WAC's management has had numerous conversations and/or meetings with representatives and/or high level management and/or executives from all six major record companies. The Company believes it has received a positive response to its concept and online artist's prototype from each of the companies and intends to continue discussions with each of them.


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         Worlds also owns its own proprietary online 3D Internet chat site known as Worlds Chat. Worlds Chat is the 3D environment originally created by Worlds to test its technologies and to learn about user behaviors and preferences. The client interface for the Worlds Chat environment was originally distributed through a free download. Worlds Chat enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured avatars and to explore a 3D environment together. Worlds believes that its Worlds Chat site is one of the leading sites of its kind.

         In the Worlds Chat community, people are represented by avatars that can be created by the individual or chosen from pre- defined figures chosen from the Worlds library of avatars. Users communicate with each other through text chat.

         The Company believes that the user base to Worlds Chat site will be a valuable asset. Although Worlds has no current plans to build advertising or subscription revenues through this site, such revenues may be possible in the future.

         Worlds' principal recent efforts have been devoted to the design and development of Worlds Platinum, also known as its Gamma technology.

         Although the Company's development efforts relating to the technological aspects of the basic Worlds Platinum platform are substantially completed, the Company is continually seeking to refine and enhance the capabilities of its products.

         The markets in which Worlds operated and those the Company intends to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. The Company will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. The Company believes that competition will be based primarily on ease of use, features (including communications capabilities and content) and price.

         The Company currently has four full time employees, of which one is an executive officer, two are engaged in product development, and one is engaged in financial activities. The Company has also re-established relationships with at least five independent contractors (software developers/programmers) who until early 1997


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were performing technological development work on its Worlds Platinum platform.

         The Company intends to hire up to twelve additional employees, at least two of whom will be in the area of artist/integration production of music sites, and up to three of whom will be in artist relations and/or administration. It is possible that one or more of the people who might be hired for one or more of these positions will be retained as independent consultants.

         The Company's employees are not represented by a collective bargaining unit. The Company believes that its relations with its employees are good.

         The Company now has facilities located in approximately 2,500 square feet of leased office space in San Francisco, California and 2,500 square feet of leased office space in Boston, Massachusetts. The lease in San Francisco is on a month by month basis with $2,500 monthly payments and in Boston the lease expires in September 2000 and provides for an annual rental of approximately $50,000.

         Worlds (and since the Mergers, the Company) is currently a defendant in two lawsuits filed by a former employee. One suit filed in December 1995 in San Francisco Superior Court alleges various contract and tort claims for wrongful termination and seeks damages ranging from $500,000 to $2,000,000. A second suit filed in January 1997 in U.S. District Court Northern District of California asserts claims for damages of $200,000 in connection with the use of the Worlds' name on the World Wide Web. Pursuant to mediation in July 1996, Worlds executed a settlement agreement in connection with the wrongful termination case and paid the former employee $225,000 pursuant to the settlement agreement. In February 1997, Worlds executed an amendment to the July 1996 settlement involving a proposed settlement of both cases. The proposed settlement has not been completed but the Company anticipates the settlement will be concluded, for a maximum liability of $150,000. The Company has recently received a favorable court ruling in San Francisco Superior Court and it is hoped that this ruling could lead to an overall resolution of both the San Francisco Superior Court and U.S. District Court lawsuits.

         Although, to the best of the Company's knowledge, no legal proceedings other than those referenced above have been instituted, current management has been informed that potential claims may exist in the areas of unpaid taxes, unpaid wages and expenses to employees and consultants, unpaid vacation pay and indemnification claims by certain entities and individuals. The Company is also informed that certain employees and consultants may assert claims


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based on alleged grants of options or other equity interest formerly held in
Worlds and there is the possibility of further claims made by individuals and entities who may assert that they were mislead in connection with their work or financial dealings with Worlds.

         The current directors and executive officers of the Company, are as follows:


Name                                      Age               Position

Michael J. Scharf                          54       Chairman of the Board
Thomas Kidrin                              45       President, Chief Executive Officer,
                                                    Treasurer and   Director
Kenneth  A. Locker                         49       Director


Michael J. Scharf has been Chairman of the Board and Secretary of WAC since June 4, 1997 and has been a Director since its inception. Since 1993 he has been Chairman and President of Niagara Corporation, a company engaged in the manufacturing and distribution of steel bars. Prior thereto, Mr. Scharf from 1983 until 1989, was Chairman and Chief Executive Officer of Edgcomb Corporation, the largest independent distributor of steel in the United States. Mr. Scharf has an A. B. degree from Princeton University and an M. B. A. from Harvard Business School. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded) Mr. Scharf managed his personal investments.

Thomas Kidrin has been President of WAC since its inception, Treasurer since June 4, 1997 and a Director since inception. He has been engaged in developing the business plan and prototype for the Company's business for over one year. From 1991 to 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp.("UCTN"), a company engaged in the design and manufacture of interactive entertainment/advertising networks in public venues.


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Kenneth A. Locker has been a Director of WAC since June 4, 1997. Since 1996 he has been Executive Producer for MGM Interactive where he is responsible for creating and implementing the MGM Interactive online business strategy. Prior thereto, from 1994 to 1996, Mr. Locker was a founder and Vice President of Worlds. From 1993 to 1994, Mr. Locker was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment ("RHI") which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a division of Softbank Corp.

         Each officer serves at the discretion of the Board of Directors. There are no family relationships among any of the directors or officers of the Company.

Steven A. Greenberg is a founder of WAC and was substantially involved in the implementation of the early and current stages of its business. It is anticipated that Mr. Greenberg will remain involved in the Company as a consultant. From 1991 until the present, Mr. Greenberg has been a financial consultant and private investor. On or about June 30, 1994, Mr. Greenberg entered into a settlement agreement in the form of a consent decree with the SEC, settling SEC allegations against him that he had engaged in certain insider-trading activities prohibited by the federal securities laws. Mr. Greenberg neither admitted nor denied the allegations in such civil action. The Company's Board of Directors is aware of the SEC's civil lawsuit and Mr. Greenberg's settlement thereof and understands that several factors come into play in settling a pending legal action, not the least of which is the curtailment of ongoing litigation costs.

         The Company intends to enter into a three-year employment agreement with its President, Thomas Kidrin. The agreement, among other things, provides for base compensation payable to Mr. Kidrin of $175,000 in the first year, and bonuses to be determined. The agreement also provides for employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with the Company for a period of one year after termination.

         The Company intends to enter into a month-to-month consulting agreement with Steven A. Greenberg, a founder of WAC. The agreement will provide for monthly compensation of $15,000 plus

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reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg will also make his offices and support staff available to Company employees.

         As a result of the Mergers, the Company now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

         There are currently outstanding options to purchase 165,000 shares of common stock at an exercise price of $.50 per share, which vest in equal amounts over a three year period, including 60,000 to one of the Company's outside directors.

         Non-employee directors of the Company, excluding Mr. Scharf, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee on which they may serve, as well as $2,000 per Board meeting. The Company estimates total Board related expenses, including travel, lodging, and director's fees, will be approximately $40,000 per year.

         The holders of an aggregate of 4,979,000 shares of Common Stock are entitled to certain rights with respect to the registration of their shares for offer and sale to the public under the Act. Under these provisions, whenever the Company proposes to register any of its securities under the Act for its own account or for the account of other security holders, the Company is required, on two occasions, to promptly notify each holder of the proposed registration and include all Common Stock which the holder may request to be included in the registration, subject to certain limitations. Generally, the Company is required to bear all expenses (except underwriting discounts and selling commissions) of all registrations. The Company currently plans to file a registration statement registering such shares no later than the middle of January 1998. The Company also intends to register under the Securities Exchange Act of 1934 and to use its best efforts to have its shares traded publicly through the OTC Bulletin Board or the Pink Sheets.


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This report contains forward-looking statements that involve risks and uncertainties. Investors should consider carefully the risks associated with an investment in the Company's securities.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Date: December 30, 1997

                                           WORLDS INC.


                                           By: /s/ Thomas Kidrin
                                              --------------------------
                                               Thomas Kidrin, President






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